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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                                 April 27, 2001
                        (Date of earliest event reported)


                               Cubic Energy, Inc.
             (Exact name of registrant as specified in its charter)



            Texas                        0-9355                87-0352095
(State or other jurisdiction   (Commission file number)     (I.R.S. employer
      of incorporation)                                    identification no.)


             1720 Northwest Highway, Suite 320, Garland, Texas 75041
                    (Address of principal executive offices)


                                 (972) 686-0369
                         (Registrant's telephone number,
                              including area code)


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Item 2.  Acquisition or Disposition of Assets.

         On April 27, 2001, Cubic Energy, Inc. (the "Company") completed an exchange offer pursuant to which it acquired (i) certain direct working interests in producing oil and/or natural gas wells (the "Working Interests") and (ii) all of the outstanding membership units in four privately held limited liability companies and approximately 9.85% of the outstanding membership units in another privately held limited liability company, all of which are engaged in oil and/or natural gas exploration and production (the "LLCs"). The Working Interests consist of between 15% and 45% working interests in 14 wells. The LLCs collectively own interests in approximately 5 producing properties in the aggregate and have proved reserves of approximately 3.984 Bcfe. The Working Interests are part of projects operated by Tauren Exploration, Inc. ("Tauren"), an independent energy company, and Fossil Operating, Inc. ("Fossil") acts as the operator for some of the properties. The LLCs are participants in exploration and production joint ventures with Tauren. Calvin Wallen III, a material shareholder, director and officer of the Company is the sole shareholder, director and officer of Tauren and Fossil. The relationships between the Company and each of Tauren and Fossil were approved by the disinterested directors of the Company. The exchange offer was made to and was accepted by the various individual holders of the interests acquired. The Working Interests and the properties held by the LLCs are located in Texas and Louisiana.

         The consideration paid to the individuals who accepted the exchange offer was determined based on the Company's valuation of the reserves underlying the interests acquired. The value of the Company's common stock for purposes of the exchange offer was deemed to be $0.50 per share.

         In connection with the exchange offer, the Company issued approximately 11,141,256 shares of the Company's common stock. Following the issuance of these shares, there were approximately 29,878,203 shares of the Company's common stock outstanding.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                           The financial statements required by this item will be filed by amendment not later than 75 days after the consummation of the transaction.

         (b)      Pro Forma Financial Information.

                           The pro forma financial statements required by this item will be filed by amendment not later than 75 days after the consummation of the transaction.

         (c)      Exhibits.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CUBIC ENERGY, INC.


Dated:  May 11, 2001              By:  /s/ Calvin Wallen III
                                     -------------------------------------------
                                     Calvin Wallen III
                                     President and Chief Executive Officer